Exhibit 10.21

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made and entered into as of September 29, 2014 (the “Agreement Date”), by and between (i) Dr. Ernest Mario (“Mario”), Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (together, “Vivo”) (each a “Lender” and together, the “Lenders”), and (ii) Capnia, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein without definition shall have the respective meanings set forth in Section 5.

WHEREAS, subject to and upon the terms and conditions set forth herein, Lenders may make one or more Loans to the Company in an aggregate principal amount of up to $100,000; and

WHEREAS, subject to and upon the terms and conditions set forth herein, the Company will issue the Notes to Lenders to evidence the Loans.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1.	LOANS TO THE COMPANY

1.1         Making of Loans by Lenders. On each of the Closing Dates, and subject to the conditions set forth in this Section 1, Lenders, or any Affiliates of Lenders designated prior to the applicable Closing Date, shall make a loan to the Company in the principal amount requested by the Company (each, a “Loan”), with Mario contributing thirty percent (30%), Vivo Ventures Fund V, L.P. sixty-nine and one hundred eighty-eight thousandths percent (69.188%), and Vivo Ventures V Affiliates Fund, L.P. eight hundred twelve thousandths percent (0.812%), of the principal amount requested by the Company at each Closing Date. In no event shall the aggregate principal amount of all Loans made under this Agreement exceed $30,000 from Mario, $69,188 from Vivo Ventures Fund V, L.P., nor $812 from Vivo Ventures V Affiliates Fund, L.P.

1.2         Closings.

(a)         Closings of the Loans. The Company shall be entitled to deliver to each Lender a Loan Request in the form attached hereto as Exhibit A (a “Loan Request”) requesting a Loan and indicating on such Loan Request the principal amount of such Loan being requested by the Company with respect to such Loan. The closing of each Loan (each, a “Closing, and together, the “Closings”) shall occur at such time and place as the Company may determine (each such date, a “Closing Date” and together, the “Closing Dates”.

(b)         Issuance of Notes. At each Closing, the Company shall deliver, or cause to be delivered, a promissory note or notes in the form of Exhibit B attached hereto (each, a “Note”, and together, the “Notes”) to be issued to each Lenders (or its designated Affiliates) at such Closing in the principal amount of such Loan, in the name of Lender or such Affiliate and validly executed by the Company as borrower.

(c)         Lender shall make payment of the applicable Loan on the applicable Closing Date by wire transfer pursuant to wiring instructions provided by the Company.

1.3         Conditions of Lender to Making of each Loan. The obligation of Lender to make each Loan on the applicable Closing Date is conditioned upon the satisfaction by the Company of each of the following conditions, and the waiver of satisfaction of such conditions shall not be effective against Lender unless consented to in writing by Lender:

(a)         Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects at the time originally made;

(b)         Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing Date;

(c)         Consents and Waivers. The Company shall have obtained all consents, permits and waivers necessary for the borrowing of the Loans and the issuance of the Notes and the same shall be effective as of the applicable Closing Date; and

(d)         Qualifications. To the extent not provided to Lender prior to the applicable Closing Date, the Company shall deliver to Lender copies of all authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state or foreign country that are required prior to closing in connection with the lawful issuance of the Notes to Lender pursuant to this Agreement.

2.	LOAN PROVISIONS

2.1         Interest. Interest on the Loans shall accrue at the rate of six percent (6%) per annum, simple interest.

2.2         Repayment of Loans. Each Loan shall be repayable in the manner specified in the Notes. As provided in the Notes, the Loans shall be prepayable at the option of the Company.

3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Lender that the following representations are true and complete as of the Agreement Date and as of each Closing Date, except as otherwise indicated.

3.1         Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. The Company has all requisite power and authority to execute and deliver the Transaction Documents and the Notes and all other documents and certificates to be executed by the Company pursuant to the Transaction Documents and the Notes and to consummate the transactions and perform its obligations contemplated hereby and thereby.

3.2         Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, which have been made or will be made in a timely manner.

3.3         Authorization; Approvals. All corporate action on the part of the Company, its stockholders and directors necessary for the authorization, execution, delivery, and performance of all of the Company’s obligations under the Transaction Documents and the Notes, has been (or will be) taken prior to the Closing. The Transaction Documents and the Notes, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, executed and delivered by the Company and shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with their respective terms, except as such obligations and enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether in law or in equity). No consent, approval, order, license, permit, action by, or authorization of or designation, declaration, or filing with any governmental authority on the part of the Company is required that has not been, or will not have been obtained by the Company prior to the Closing in connection with the valid execution, delivery and performance of the Transaction Documents or the issuance of the Notes.

4.	CERTAIN COVENANTS

4.1         Affirmative Covenants. Unless Lender shall otherwise agree in writing, the Company covenants and agrees that, so long as any Note is outstanding:

(a)         Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal and interest under the Notes and all other amounts provided for in the Notes, all in accordance with the terms hereof and thereof;

(b)         Defaults. The Company will, promptly upon becoming aware thereof, notify Lender in writing of any Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto;

(c)         Legal Existence and Good Standing. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence and good standing in the State of Delaware and its good standing and qualification to transact or do business in each jurisdiction in which the failure to so qualify or be in good standing would have a Material Adverse Effect on the Company;

(d)         Taxes. The Company will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes;

(e)         Inspection of Properties and Books, etc. The Company shall permit Lender upon reasonable advance written notice to the Company and through its designated representatives, to visit and inspect, during regular business hours on a business day, any of the properties of the Company or any of its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as Lender may reasonably request Lender may exercise its rights under this Section 5.1(e) only for purposes reasonably related to its interests under this Agreement and related agreements. No investigation pursuant to this Section 5.1(e) shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto; provided, however, that the Company shall have no obligation to disclose any information that would result in a breach of the attorney-client privilege;

(f)         Records and Accounts. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, consistently applied, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage reputable independent certified public accountants as the independent certified public accountants of the Company and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Company and its Subsidiaries and the appointment in such capacity of a successor firm;

(g)         Financial Statements, Annual Budgets and Other Information. The Company will deliver to Lender:

(i)         as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, financial statements for such year, including (1) a consolidated balance sheet as of the end of such year, (2) statements of income and cash flows for such year, and (3) a statement of stockholders’ equity as of the end of such year, setting forth in each case in comparative form the figure for the previous fiscal year, all in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“GAAP”), and audited by a nationally recognized accounting firm;

(ii)         as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, financial statements for such quarter, including an unaudited consolidated balance sheet of the Company as of the end of each such period, and unaudited consolidated statements of income and cash flows of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail (except that such financial statements may (1) be subject to normal year-end audit adjustments and (2) not contain all notes thereto that may be required in accordance with GAAP);

(iii)         prior to the beginning of each fiscal year of the Company, an annual budget for the Company’s operations for the upcoming fiscal year, prepared in a manner and delivered at such a time as is consistent with the Company’s ordinary course of business consistent past practice; and

(iv)         such other information as the Company delivers to any other lender to the Company, or directors or stockholders of the Company generally (in each case simultaneously with or promptly following the delivery of such information to such other person);

(h)         Compliance with Laws, Contracts, Licenses, and Permits. The Company will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, (b) the provisions of its governing documents, (c) all agreements and instruments by which it or any of its properties may be bound or which are material to the business of the Company or such Subsidiary, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder, the Company will, or (as the case may be) will cause such Subsidiary to, use commercially reasonable efforts to obtain such authorization, consent, approval, permit or license and furnish Lender with evidence thereof;

(i)         Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries; and

(j)         Further Assurances. The Company will use commercially reasonable efforts to, and will use commercially reasonable efforts to cause each of its Subsidiaries to, cooperate with Lender and execute such further instruments and documents as shall reasonably be required to consummate the transactions contemplated by this Agreement.

4.2         Use of Proceeds. The proceeds to the Company from the Loans shall be used for general corporate purposes.

4.3         Confidentiality. Lender acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, each of whom are subject to written agreements containing restrictions on confidentiality and non-use substantially on the terms set forth herein, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally.

5.          DEFINITIONS. As used herein the following terms not otherwise defined have the following respective meanings:

“Action” means any pending or threatened claim, demand, notice, action, suit, arbitration, proceeding or investigation.

“Affiliate” means, with respect to any person, any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person; and the term “control,” including the terms “controlling,” “controlled by,” and “under common control with,” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

“business day” means any day, other than Saturday, Sunday or a legal holiday that banks located in San Mateo County, California are not open for business.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Event of Default” shall have the meaning set forth in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” (whether such term is capitalized or not) means any United States (federal, state or local) or other non-US government, or governmental, regulatory or administrative authority, agency or commission.

“Law” (whether such term is capitalized or not) means national, supranational, state, provincial, municipal or local statute, law, constitution, ordinance, code, regulation, rule, notice, court decision, interpretation, agency guidance, Order, resolution, corporate integrity agreement, stipulation, determination, requirement or rule of law (including common law), code or edict issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Losses” means all claims, liabilities, damages, losses, costs, payments, royalties and expenses incurred or suffered, or that are reasonably likely to be incurred or suffered, by a party with respect to or relating to an event, circumstance or state of facts, other than consequential or indirect damages, losses, costs and expenses which are not asserted by a third party against Lender or any of its Affiliates. Losses shall specifically include court costs and the reasonable fees and expenses of legal counsel arising out of or relating to any direct or third-party claims, demands, actions, causes of action, suits, litigations, arbitrations or liabilities.

“Material Adverse Effect” means, with respect to a person, any change or effect that, when taken individually or together with all other adverse changes or effects, is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such person, and its Subsidiaries, taken as a whole.

“Order” means any order, writ, judgment, injunction, decree, determination or award.

“Permit” (whether such term is capitalized or not) means all permits, registrations, franchises, grants, authorizations (including marketing and testing authorizations), concessions, licenses, easements, variances, exceptions, exemptions, consents, certificates, clearances, approvals and Orders of any Governmental Authority.

“person” (whether such term is capitalized or not) means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“state” means any state or commonwealth of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, and any other dependency, possession or territory of the United States of America.

“Subsidiary” or “Subsidiaries” (whether or not such term is capitalized) of any person means (a) any corporation of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock the holders of which are generally entitled to vote for the election of the board of directors of such corporation, or (b) any partnership, limited liability company, association, trust, joint venture, or other non-corporate entity in which such person (either alone or through or together with any other Subsidiary) holds, directly or indirectly, more than 50% of the equity interests.

“Transaction Documents” shall mean this Agreement, the Form of Loan Request attached as Exhibit A, and the Notes.

6.	TERM AND TERMINATION

6.1         Term. Subject to Section 6.2, this Agreement shall commence on the Agreement Date and shall continue in full force and effect until the date that all of the Loans (including the entire principal amount of the Notes and all accrued but unpaid interest then outstanding) has been repaid in full.

6.2         Survival of Certain Terms. The representations and warranties set forth in Section 3 shall survive each Closing Date until the termination of this Agreement. All other rights and obligations of the parties, other than those rights that shall have then accrued, shall cease upon termination of this Agreement.

6.3         Effect of Termination. The parties acknowledge that upon termination of this Agreement as permitted under, and in accordance with, the terms of this Section 6, no party shall have the right to recover any claim with respect to any losses suffered by such party in connection with such termination, except to the extent that such losses arise out of or are related to a breach of the representations, warranties or covenants hereunder or other obligations of another party hereto prior to or contemporaneous with such termination. Except as may be provided in a Transaction Document or in the Notes, the termination of this Agreement shall not affect the obligations of the Company under such Transaction Document or the Notes.

7.	GENERAL

7.1         Notices. All notices, claims and demands hereunder, and all other communications which are required to be given in writing pursuant to this Agreement, shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile (received at the facsimile machine to which it is transmitted prior to 5 p.m., local time, on a business day for the party to which it is sent, or if received after 5 p.m., local time, as of the next business day) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

if to Lenders: Dr. Ernest Mario 20 Fairmount Avenue Chatham, NJ 07928 Attn: Marylou Rowe Executive Director

Vivo Ventures Fund V, L.P. / Vivo Ventures V Affiliates Fund, L.P. 575 High Street, Suite 201 Palo Alto, CA 94301 Attn: Edgar G. Engleman, M.D.

if to the Company: Capnia, Inc. 3 Twin Dolphin Drive, Ste 160 Redwood City, CA 94065 Attention: President

with a copy to: Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1500 Attention: Elton Satusky Facsimile: (650) 493-6811

7.2         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters referred to herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the matters referred to herein be consummated as originally contemplated to the fullest extent possible.

7.3         Entire Agreement; Assignment. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. The Company shall not assign this Agreement by operation of law or otherwise. Lender may assign all or any of its rights and obligations hereunder or under the Notes.

7.4         Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the foregoing, nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a third party beneficiary contract.

7.5         Governing Law. This Agreement shall be governed by, and construed exclusively in accordance with the laws of the State of California applicable to contracts executed in and to be performed in that jurisdiction.

7.6         Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

7.7         Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one (1) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.8         Fees and Expenses. All costs and expenses incurred in connection with this Agreement by the Company in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Company. All costs and expenses incurred in connection with this Agreement by Lender shall be paid by Lender.

7.9         Amendment. This Agreement may be amended only in an instrument in writing, duly authorized by the Board of Directors, and signed by Lender and the Company.

7.10       Waiver. At any time prior to the termination of this Agreement, Lender and the Company may agree to (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other, as the case may be, with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right on any future occasion.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

LENDER: VIVO VENTURES FUND V, L.P.

By:	/s/ Edgar G. Engleman
Edgar G. Engleman Managing Member of Vivo Ventures V, LLC its General Partner

LENDER: VIVO VENTURES V AFFILIATES FUND, L.P.

By:	/s/ Edgar G. Engleman
Edgar G. Engleman Managing Member of BioAsia Investments V, LLC its General Partner

LENDER: DR. ERNEST MARIO

By:	/s/ E. Mario

COMPANY: CAPNIA, INC.

By:	/s/ Anish Bhatnagar
Name: Anish Bhatnagar Title: CEO

[Signature Page to Loan Agreement]

Exhibits

Exhibit A	Form of Loan Request

Exhibit B	Form of Note

Exhibit A

Form of Loan Request

FORM OF LOAN REQUEST

                , 201

Re:	Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement, dated as of September 29, 2014 (the “Loan Agreement”), by and between Dr. Ernest Mario, Vivo Ventures Fund V, L.P., Vivo Ventures V Affiliates Fund, L.P. and Capnia, Inc. Capitalized terms which are used herein without definition shall have the same meanings herein as in the Loan Agreement.

Pursuant to Section 1.2(a) of the Loan Agreement, and subject to all of the terms of the Loan Agreement, we hereby request that a Loan in the principal amount of $                                 be made on [            ], in accordance with the terms of the Loan Agreement.

We hereby certify that the conditions set forth in Sections 1.2 and 1.3 of the Loan Agreement shall be satisfied on or prior to the applicable Closing Date.

Very truly yours,

CAPNIA, INC.

By:
Name:
Title:

Exhibit B

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE TRANSFERRED UNLESS SO REGISTERED AND QUALIFIED UNDER ALL APPLICABLE SECURITIES LAWS, OR UNLESS SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

PROMISSORY NOTE

$	, 2014

FOR VALUE RECEIVED, the undersigned, Capnia, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), hereby promises to pay to [Dr. Ernest Mario] [Vivo Ventures Fund V, L.P.] [Vivo Ventures V Affiliates Fund, L.P.], or its assigns hereunder (“Lender”), upon the first to occur of (1) receipt of funds due to Company from customers, or (2) the Maturity Date (as defined below), and subject to acceleration as set forth herein, the aggregate principal amount of                          Dollars ($                        ) (such amount, being referred to as the “Principal Amount”), and interest on the unpaid Principal Amount from time to time outstanding, which shall accrue on a daily basis from the date hereof (the “Loan Date”), through and including the date on which such Principal Amount is paid in full, at an annual interest rate equal to 6.0%, simple interest. Unless the indebtedness evidenced by this Note becomes due and payable earlier as provided herein, the entire Principal Amount and all accrued interest on the Principal Amount shall be payable in full by the Company on the Maturity Date.

1.        Defined Terms. This Note evidences borrowings under and has been issued by the Company in accordance with the terms of that certain Loan Agreement, dated September 29, 2014, between the Company and Lender (the “Loan Agreement”). As used herein, “Lender” shall also be deemed to refer to any subsequent Holder of this Note. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement. Lender and any Holder hereof is entitled to the benefits of the Loan Agreement, and may enforce the agreements of the Company contained therein, and any Holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. For purposes of this Note, the terms listed below shall have the respective meanings set forth below:

1.1 “business day” means any day, other than Saturday, Sunday or a legal holiday that banks located in San Mateo County, California are not open for business;

1.2 “Holder” shall mean, initially, Lender and thereafter, any subsequent holder of this Note in accordance with the provisions of Section 4 below;

1.3 “Maturity Date” means the two-year anniversary of the Loan Date; and

1.4 “Obligations” means the Principal Amount together with all accrued but unpaid interest, and any other amounts that may become due and payable by the Company under this Note.

2. Payment.

2.1 Payments. Payment of interest and principal hereunder shall be made as provided herein to the business address of the Holder. If the payments to be made by the Company shall be stated to be due on a date which is not a business day, such payment may be made on the next succeeding business day, and the interest payment on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All computations of interest payable under this Note shall be made on the basis of the actual number of calendar days elapsed divided by 365. All payments hereunder shall be applied first to any unpaid accrued interest, and second to repayment of any unpaid principal amount hereunder.

2.2 Optional Prepayment. The Company shall be permitted to prepay the obligations under this Note without the consent of the Holder at the option of the Company or as otherwise permitted under the Loan Agreement.

3.        Acceleration. Upon the occurrence of any Event of Default (as defined below) and so long as any Event of Default is continuing, the Holder may, at its option and upon written notice of acceleration given by the Holder to the Company, declare the entire unpaid portion of the Principal Amount and all accrued but unpaid interest represented by this Note due and payable. Each of the following events shall be deemed an “Event of Default”: (a) the Company shall fail to pay any portion of the principal amount, any interest on this Note or other sums due hereunder, within sixty (60) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, (b) commencement of proceedings for the liquidation or dissolution of the Company, or any other termination or winding-up of the existence or business of the Company, (c) appointment of any receiver, including a temporary receiver, for the Company or any of the assets of the Company, or (d) material breach by the Company or any of their respective subsidiaries of any provision of this Note, the Loan Agreement (other than any breach covered by another clause of this Section 3) or any of the other Transaction Documents; provided, that if such breach is capable of being cured, then such breach shall not constitute an “Event of Default” until the sixtieth (60th) day following notice thereof from the Holder, to the extent such breach has not been cured prior to such date.

4.        Assignment. This Note shall not be assigned by operation of law or otherwise, except that the Holder may assign this Note to any assignee of Lender’s rights and obligations under the Loan Agreement and Lender may assign this Note to any of its Affiliates.

5.        Waiver of Presentment, Etc. Except as otherwise set forth herein, the Company hereby, to the fullest extent permitted by applicable law, waives presentment, demand, notice, protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note and the Company shall be directly and primarily liable for payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence act or omission by Lender or any subsequent Holder.

6.        Amendment; Waivers. Neither this Note nor any term hereof may be waived, amended, discharged, modified, changed, or terminated orally, nor shall any waiver of any provision hereof be effective except by an instrument in writing signed by the party granting the waiver. The failure of the Holder hereof to exercise any of its rights, remedies, powers or privileges hereunder in any instance will not constitute a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.

2

7.        Payment of Collection Costs. The Company will pay on demand all costs of collection, including all court costs and reasonable attorneys’ fees, paid or incurred by the Holder in enforcing this Note after default.

8.        Further Acts. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Note and the intentions of the parties as reflected hereby.

9.        GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA (WITHOUT REFERENCE TO PRINCIPLES OF CHOICE OF LAW).

[The remainder of this page is intentionally left blank.]

3

IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note as an instrument under seal as of the date first above written.

CAPNIA, INC.

BY
Name:
Title:

Capnia, Inc. – Promissory Note